Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this 15th day of December, 2020 (this “Subscription Agreement”), by and between New Providence Acquisition Corp., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company is proposing to enter into an Equity Purchase Agreement, (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), pursuant to which, among other things, (a) the Company will purchase common units in AST & Science, LLC, a Delaware limited liability company (together with its subsidiaries, “AST&S”), (b) the Company will become the managing member of AST&S, (c) the Company will issue to the members of AST&S shares of Class B common stock or Class C common stock of the Company and (d) subject to the terms and conditions contained in the Fifth Amended and Restated Limited Liability Company Agreement of AST&S, the members of AST&S will have the right to require AST&S to redeem each of their outstanding common units for one Common Share (as defined below) or an amount of cash as specified therein (collectively, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Shares”) in the amount set forth on the signature page hereto (the “Acquired Securities”) for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), representing a price per share of $10.00 (the “Purchase Price Per Share”) and the Company desires to issue and sell to Subscriber the Acquired Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below); and

WHEREAS, in connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and certain other institutional “accredited investors” (as defined in Rule 501(a) under the Securities Act) have entered into separate subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which such other investors have, together with the undersigned, pursuant to this Subscription Agreement and the Other Subscription Agreements, agreed to purchase an aggregate of 23,000,000 Common Shares at the Purchase Price (such other investors, the “Other Subscribers”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Pursuant to the terms and subject to the conditions set forth herein, Subscriber hereby irrevocably subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Securities (such subscription and issuance, the “Subscription”).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of the closing of the Transaction (the “Transaction Closing Date”). Not less than five (5) business days prior to the scheduled closing date of the Transaction (the “Scheduled Closing Date”), the Company shall provide written notice to Subscriber (the “Closing Notice”) specifying (i) that the Company reasonably expects all conditions to the Closing to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice and (ii) instructions for wiring the Purchase Price for the Acquired Securities. The Subscriber shall deliver to the Company at least two (2) business days prior to the Scheduled Closing Date the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice. At Closing, the Company shall issue and deliver the Acquired Securities to Subscriber in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of the undersigned (or its nominee in accordance with its delivery instructions), by updating the register of members of the Company. The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve either party of any of its obligations hereunder. If the closing of the Transaction does not occur within three (3) business days after the Scheduled Closing Date specified in the Closing Notice, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to the Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned. For purposes of this Subscription Agreement, “business day” shall mean any day other than Saturday, Sunday or such other days on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

b. The obligations of each of the parties hereto to consummate the Closing shall be subject to the following conditions:

(i) no suspension of the qualification of the Common Shares or the shares of the Company’s common stock for offering or sale or trading in the United States shall have occurred prior to the Closing;

(ii) as of the Closing, no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise prohibiting or enjoining consummation of the transactions contemplated hereby; and

(iii) the Transaction shall have been or will be consummated concurrently with the Closing.

c. The obligation of the Company to consummate the purchase and sale of the Closing shall be subject to the condition that all representations and warranties of the Subscriber contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing.

d. The obligation of the Subscriber to consummate the purchase and sale of the Closing pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) that all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing;

(ii) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required to be performed or complied with by the Company prior to Closing; and

(iii) the terms of the Transaction Agreement shall not have been amended or modified in a manner that would materially and adversely affect the undersigned without the undersigned’s prior written consent.

e. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

f. At or prior to the Closing, Subscriber shall provide the Company with a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8, as appropriate.

3. Company Representations and Warranties. For purposes of this Section 3, the term “Company” shall refer to the Company as of the date hereof and, for purposes of only the representations contained in paragraphs (f) and (k) of this Section 3 and to the extent such representations and warranties are made as of the Transaction Closing Date, the combined company after giving effect to the Transaction. The Company represents and warrants to Subscriber that:

a. The Company has been duly incorporated and is validly existing as a Delaware corporation and is in good standing under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the date of this Agreement, the Company is authorized to issue up to 100,000,000 Common Shares, 10,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Shares”), and 1,000,000 shares of preferred stock, par value of $0.0001 per share (“Preferred Shares”). As of the date of this Subscription Agreement: (i) 23,000,000 Common Shares are issued and outstanding, (ii) warrants representing 6,100,000 Common Shares (“Company Warrants”) are issued and outstanding, (iii) Class B Common Shares representing 5,750,000 Common Shares on an as-converted basis are issued and outstanding and (iv) no Preferred Shares are issued and outstanding. Except for the Company Warrants, the Common Shares, the Class B Common Shares referenced above and the obligations of the Company under the Transaction Agreement and this Subscription Agreement and subscription agreements with the Other Subscribers in connection with the Transaction, there are no outstanding, and between the date hereof and the Closing, the Company will not issue or sell any (a) shares, equity interests or voting securities of the Company, (b) securities of the Company convertible into or exchangeable for shares or other equity interests or voting securities of the Company, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangement or commitments of any character, whether or not contingent, of the Company to acquire from any Person, and no obligation of the Company to issue, any shares or other equity interests or voting securities of the Company or any securities convertible into or exchangeable for such shares or other equity interest or voting securities, (d) equity equivalents or other similar rights of or with respect to the Company, or (e) obligations of the Company to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. As of the date hereof, the Sponsor (as defined in the Transaction Agreement) and its affiliates hold Class B Common Shares in an amount representing 5,750,000 Common Shares on an as-converted basis and 6,100,000 Company Warrants.

c. The Acquired Securities will be, prior to the issuance and delivery to Subscriber against full payment thereof in accordance with the terms of this Subscription Agreement and the Company’s amended and restated certificate of incorporation, duly authorized, and when issued and delivered to the Subscriber, the Acquired Securities will be validly issued and will be fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the laws of the state of Delaware.

d. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

e. The execution, delivery and performance of this Subscription Agreement (including the issuance and sale of the Acquired Securities contemplated hereby and the compliance by the Company with all of the provisions of this Subscription Agreement applicable to it and the consummation of the transactions contemplated hereby) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Securities or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Securities or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

f. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or self-regulatory organization in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Acquired Securities), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws, (iv) filings required by Nasdaq, including with respect to obtaining Company stockholder approval, (v) consents, waivers, authorizations or filings that have been obtained or made on or prior to the Closing, (vi) filings with the Commission, filings or registrations required by applicable state securities laws or Nasdaq and any consents, authorizations or other filings, in each case, required or advisable to be filed in connection with the Transaction, (vii) applicable FCC filings and (viii) where the failure of which to obtain such consents, waivers, authorizations or orders, give such notices, or to make such filings or registrations would not be reasonably likely to have a Material Adverse Effect..

g. The Company is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Material Adverse Effect.

h. The issued and outstanding Common Shares of the Company are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “NPA” (it being understood that the trading symbol will be changed in connection with the Transaction Closing). Except as disclosed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Shares on Nasdaq or to deregister the Common Shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act.

i. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the SEC since its initial registration of the Common Shares under the Exchange Act and prior to the date hereof (the “SEC Documents”) is available to the undersigned via the SEC’s EDGAR system. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC since its initial registration of the Common Shares under the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the SEC with respect to any of the SEC Documents.

j. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no action, lawsuit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened in writing against the Company. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect there is no unsatisfied judgment, consent decree, injunction, or continuing order of any governmental authority or arbitrator outstanding against the Company.

k. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Securities.

l. The Company is not under any obligation to pay any broker’s fee or commission for the sale of the Acquired Securities hereunder other than to the Placement Agents (as defined below).

m. The Other Subscription Agreements reflect the same Purchase Price Per Share and other material economic terms with respect to the purchase of the Acquired Securities that are no more favorable, in the aggregate, to such Other Subscriber thereunder in any material respect than the terms of this Subscription Agreement. Following the date of this Subscription Agreement, there shall have been no amendment to any of the Other Subscription Agreements that materially benefits any subscriber party thereto unless the undersigned has been offered substantially the same benefits.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and Barclays Bank PLC and Deutsche Bank Securities, Inc. (together, the “Placement Agents” and each, a “Placement Agent”), as of the date of this Subscription Agreement and as of the Closing, that:

a. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance by Subscriber of this Subscription Agreement (including the compliance by the Subscriber with all of the provisions of this Subscription Agreement applicable to it and the consummation of the transactions contemplated hereby) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Subscriber and its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”) or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act and shall provide the requested information on Schedule A following the signature page hereto. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Securities.

e. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Acquired Shares.

f. Subscriber understands that the Acquired Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Securities have not been registered under the Securities Act. Subscriber understands that the Acquired Securities may not be resold, transferred, pledged (except in ordinary course prime brokerage relationships) or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book-entry position or certificates representing the Acquired Securities shall contain a legend to such effect. Subscriber understands and agrees that the Acquired Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Securities and may be required to bear the financial risk of an investment in the Acquired Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Securities.

g. Subscriber acknowledges and agrees that each of the Placement Agents is acting solely as Placement Agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Subscriber, the Company or any other person or entity in connection with the Transaction, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transaction, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transaction, and (d) the Placement Agents and their advisors shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through the undersigned, in respect of the Transaction.

h. Subscriber understands and agrees that Subscriber is purchasing the Acquired Securities directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Company or its affiliates or any of their respective officers or directors, or the Company’s agents (including the Placement Agents) expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

i. Either (i) the Subscriber is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) Subscriber’s acquisition and holding of the Acquired Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

j. In making its decision to purchase the Acquired Securities, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Securities, including with respect to the Company, AST&S and the Transaction. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Company’s filings with the SEC, and Subscriber has not relied on any statements or other information provided by the Placement Agents concerning the Company or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Securities.

k. Subscriber became aware of this offering of the Acquired Securities solely by means of direct contact between Subscriber, on the one hand, and the Company, the Placement Agents, AST&S and/or their respective advisors (including without limitation, attorneys, accountants, bankers, consultants, financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties, collectively “Representatives”), on the other hand. The Acquired Securities were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agents, AST&S and/or their respective Representatives. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agents or their respective Representatives), other than the representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Acquired Securities, nor were the Acquired Securities offered to Subscriber, by any other means, and none of the Company, the Placement Agents, AST&S or their respective Representatives acted as investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Acquired Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

l. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Securities. Subscriber is able to fend for itself in the transactions completed herein. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Securities and has the ability to bear the economic risks of such investment in the Acquired Shares and can afford a complete loss of such investments. Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

m. Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Securities and determined that the Acquired Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

n. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Securities or made any findings or determination as to the fairness of this investment.

o. Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive orders or regulations, (ii) a person or entity listed on the Sectoral Sanctions Identifications (“SSI”) List maintained by OFAC or otherwise determined by OFAC to be subject to one or more of the Directives issued under Executive Order 13662 of March 20, 2014, or on any other of the OFAC Consolidated Sanctions Lists, (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50 percent or more by one or more persons described in subsections (i) or (ii), (iv) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security Denied Persons List, Entity List, or Unverified List (“BIS Lists”) (collectively with (i) through (iv), a “Restricted Person”), or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law.  Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  Subscriber also represents that, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC and BIS sanctions programs, including for Restricted Persons, and otherwise to ensure compliance with all applicable sanctions and embargo laws, statutes, and regulations.  Subscriber further represents and warrants that it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Securities were legally derived.

p. Subscriber has or has enforceable commitments to have, and at least one (1) business day prior to the Scheduled Closing Date will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a) of this Subscription Agreement and consummate the Closing when required pursuant to this Subscription Agreement.

q. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Acquired Securities. The Placement Agents and each of their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Acquired Securities or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company. In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisors or fiduciaries.

5. Registration Rights.

a. The Company agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the resale of all Registrable Securities (as defined below) on Form S-3 or Form S-1, which shall be the sole decision of the Company (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short form, or any similar or successor short form registration or, if the Company is not then eligible for such short form registration or would not be able to register for resale all of the Registrable Securities on Form S-3, on Form S-1 or any similar or successor long form registration (the “Registration Statement”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than sixty (60) calendar days following the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the SEC; provided, however, that the Company’s obligations to include the Registrable Securities of a Holder in the Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding such Holder, the securities of the Company held by Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations.

b. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that (i) the Company may not delay or suspend the Registration Statement on more than three occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period, and (ii) the Company shall use commercially reasonable efforts to make the Registration Statement available for the sale by Subscriber of its Shares as soon as practicable thereafter.. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Securities in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (A) to the extent the Subscriber is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

c. The Company will provide a draft of the Registration Statement to the Holder for review at least three (3) business days in advance of filing the Registration Statement. In no event shall any Holder be identified as a statutory underwriter in the Registration Statement unless required by the SEC; provided, that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders or otherwise, such Registration Statement shall register for resale such number of Common Shares which is equal to the maximum number of Common Shares as is permitted by the SEC. In such event, the number of Common Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which all Holders with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. The Company will use its commercially reasonable efforts to (i) cause the removal of all restrictive legends from any Acquired Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities and, at the request of a Holder, cause the removal of all restrictive legends from any Registrable Securities held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel, and (iii) ensure that any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities will be eligible for clearance and settlement through the facilities of The Depository Trust Company. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Holder to resell Registrable Securities pursuant to the Registration Statement or Rule 144 under the Securities Act (“Rule 144”), as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to Holders. “Registrable Securities” shall mean, as of any date of determination, the Acquired Securities and any other equity security issued or issuable with respect to the Acquired Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of (A) the date all Acquired Securities held by a Holder may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, other than the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c), (C) when they shall have ceased to be outstanding or (D) three years from the date of effectiveness of the Registration Statement. “Holder” shall mean the Subscriber or affiliate of the Subscriber to which the rights under this Section 5 shall have been assigned.

d. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber and any other Holder, the officers, directors, trustees, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, trustees, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except insofar as and to the extent, but only to the extent, that such untrue statements omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. The Company shall notify Subscriber and each other Holder promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Securities by Subscriber or any other Holder.

e. Subscriber or any Holder shall, severally and not jointly with any other purchaser, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber or any Holder furnished to the Company in writing by Subscriber or such Holder expressly for use therein. In no event shall the liability of Subscriber or any Holder be greater in amount than the dollar amount of the net proceeds received by Subscriber or such Holder upon the sale of the Acquired Securities giving rise to such indemnification obligation.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement that are not waived by the Subscriber are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not and will not be consummated at the Closing, or (d) closing of the Transaction does not occur prior to 11:59 p.m. prevailing New York City time on the Outside Closing Date (as defined below); provided, that nothing herein will relieve any party hereto from liability for any willful breach hereof (including for the avoidance of doubt Subscriber’s willful breach of Section 2(b)(ii) of this Subscription Agreement with respect to its representations and warranties as of the Closing Date) prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination of the Transaction Agreement. “Outside Closing Date” means the deadline for the Company to consummate its initial business combination pursuant to its organizational documents, which is initially March 15, 2021; provided, however, that, the “Outside Closing Date” may be extended as provided in the Transaction Agreement.

7. No Short Sales. The Subscriber hereby agrees that, from the date of this Subscription Agreement, none of the undersigned, its controlled affiliates, or any person or entity acting on behalf of the undersigned or any of its controlled affiliates or pursuant to any understanding with the undersigned or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 7, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement; provided, however, that if any other portfolio manager is aware of the investment decision to purchase the Acquired Shares covered by this Subscription Agreement, the representation set forth above shall also apply to with respect to the portion of assets managed such portfolio manager.

8. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Subscriber further acknowledges that, as described in the Company’s final prospectus, dated November 21, 2019, related to its initial public offering (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its Representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Securities regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability, provided, however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Securities pursuant to the Company’s organizational documents in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Securities, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

9. Miscellaneous.

a. The Company shall, no later than 9:00 a.m., New York City time, on the second (2nd) business day immediately following the date this Subscription Agreement is accepted by the Company as set forth on the Company’s signature page hereto, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and the Transaction. From and after the issuance of the Disclosure Document, the undersigned shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees.

b. Subscriber acknowledges that the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

c. The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or regulatory bodies.

d. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Securities acquired hereunder, if any) may be transferred or assigned; provided, however, that Subscriber may assign this Subscription Agreement to an affiliate subject to the assignee executing a joinder in a form acceptable to the Company; provided, further, that any such assignment shall not relieve Subscriber of any of its obligations hereunder unless and until the assignee satisfies such obligations in their entirety.

e. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Securities, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures and provided that the Company shall keep any such information provided by the Subscriber confidential.

g. This Subscription Agreement may not be modified, waived or terminated except (i) by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought and (ii) after obtaining prior written consent from the Company and the Subscriber; provided, that Sections 4 and 8(h) of this Subscription Agreement may not be amended, terminated or waived in a manner that is material and adverse to the either of the Placement Agents without the written consent of the affected Placement Agent.

h. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof expect that any confidentiality agreement with respect to the undersigned or its affiliates shall remain in full force and effect.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. The parties hereto agree that the Placement Agents are express third-party beneficiaries of their express rights in Section 3, Section 4, Section 8(f) and this Section 8(h) of this Subscription Agreement. Each of the parties hereto and the Placement Agents shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause the Company to cause, or directly cause, Subscriber to fund the Purchase Price and cause the Closing to occur if the conditions in Section 2(b) have been satisfied or, to the extent permitted by applicable law, waived. Each party hereto further agrees that the none of the parties hereto or the Placement Agents shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(h), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

j. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

m. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8(l) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(l).

n. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

NEW PROVIDENCE ACQUISITION CORP.

By:
Name:
Title:

Date: ____________________

Signature Page to Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:

By:
Name:
Title:

Date: __________________________

Name of Subscriber: _____________________________ (Please print. Please indicate name and capacity of person signing above)	Name of Joint Subscriber, if applicable: _____________________________ (Please Print. Please indicate name and capacity of person signing above)
_____________________________ Name in which shares are to be registered (if different):

Email Address: _______________________

Subscriber’s EIN: __________________________

Business Address: _____________________________ _____________________________

Attn: __________________________

Telephone No.: __________________________

Facsimile No.: __________________________

Aggregate Number of Common Shares subscribed for: __________

Jurisdiction of residency: __________________________

Aggregate Purchase Price: $ ____________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

Signature Page to Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBERS

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act, a “QIB”).
2.	We are subscribing for the Acquired Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

***OR***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1.	We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate boxes on the following page indicating all provisions under which we qualify as an “accredited investor.”
2.	We are not a natural person.

***AND***

C.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

is:

is not:

an “affiliate” (as defined in Rule 144) of the Company or acting on behalf of an affiliate of the Company.

***AND***

D.	INSTITUTIONAL ACCOUNT STATUS

(Please check the applicable box)

is:

is not:

an “Institutional Account” (as defined in FINRA 4512(c)).

Schedule A-1

This page should be completed by Subscribers
and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to Section 15 of the Exchange Act;

☐ Any insurance company as defined in Section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of ERISA, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

Schedule A-2